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                                                                  Exhibit 12(b)
BANK OF AMERICA CORPORATION AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

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                                                                                         December 31
                                                               -----------------------------------------------------------
(Dollars in millions)                                              2001         2000        1999        1998       1997
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
Excluding Interest on Deposits

Income before income taxes                                        $10,117      $11,788     $12,215    $ 8,048     $10,556

Less: Equity in undistributed earnings of
  Unconsolidated subsidiaries                                          (6)         (27)       (167)       162         (49)

Fixed charges:
  Interest expense (including capitalized interest)                 9,117       13,806      10,084      9,479       8,219
   1/3 of net rent expense                                            379          368         342        335         302
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     Total fixed charges                                            9,496       14,174      10,426      9,814       8,521
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Preferred dividend requirements                                         7            9          10         40         183
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Earnings (excluding capitalized interest)                         $19,607      $25,935     $22,474    $18,024     $19,028
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Fixed charges and preferred dividends                             $ 9,503      $14,183     $10,436    $ 9,854      $8,704
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Ratio of earnings to fixed charges and preferred dividends           2.06         1.83        2.15       1.83        2.19
==========================================================================================================================

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                                                                                         December 31
(Dollars in millions)                                              2001        2000        1999        1998        1997
--------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                                        $10,117      $11,788     $12,215    $ 8,048     $10,556

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                          (6)         (27)       (167)       162         (49)

Fixed charges:
   Interest expense (including capitalized interest)               18,003       24,816      19,086     20,290      18,903
   1/3 of net rent expense                                            379          368         342        335         302
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     Total fixed charges                                           18,382       25,184      19,428     20,625      19,205
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Preferred dividend requirements                                         7            9          10         40         183
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Earnings (excluding capitalized interest)                         $28,493      $36,945     $31,476    $28,835     $29,712
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Fixed charges and preferred dividends                             $18,389      $25,193     $19,438    $20,665     $19,388
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Ratio of earnings to fixed charges and preferred dividends           1.55         1.47        1.62       1.40        1.53
==========================================================================================================================
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